Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2024, with respect to the financial statements of the sub-accounts that comprise Nationwide Variable Account-II, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-235383 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
June 6, 2024

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 20, 2024, with respect to the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-235383 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
June 6, 2024